Exhibit 10.10

INTERCREDITOR AGREEMENT

dated as of

May 2, 2012,

between

SWEPI, LP,

as First Priority Agent,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Priority Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE, DATED AS OF NOVEMBER 15, 2011, AS AMENDED, RESTATED, REPLACED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG GREEN FIELD ENERGY SERVICES, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO, AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND COLLATERAL AGENT, (B) THE $30,000,000 REVOLVING SENIOR SECURED CREDIT FACILITY, (C) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH SENIOR SECURED CREDIT FACILITY, AND (D) THE OTHER COLLATERAL DOCUMENTS REFERRED TO IN SUCH INDENTURE.

i

ii

INTERCREDITOR AGREEMENT dated as of             , 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between SWEPI, LP, as agent for the First Priority Secured Parties (as defined below) (in such capacity, together with any successors and permitted assigns, the “First Priority Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Second Priority Secured Parties (as defined below) (in such capacity, together with any successors and permitted assigns, the “Second Priority Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the $30 Million Revolving Credit Facility, dated as of April 26    , 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “First Priority Debt Agreement”), among Green Field Energy Services, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below), SWEPI, LP and any other lenders from time to time party thereto (the “First Priority Creditors”) and the First Priority Agent, (b) the Indenture, dated as of November 15, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Second Priority Debt Agreement” and, together with the First Priority Debt Agreement, the “Debt Agreements”), among the Company, the Guarantors, Wilmington Trust, National Association, as Trustee (in such capacity, the “Second Priority Trustee”) and the Second Priority Agent, (c) the Security Agreement, dated as of September 2, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “First Priority Security Agreement”), among the Company, the Guarantors and the First Priority Agent, (d) the Security Agreement, dated as of November 15, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Second Priority Security Agreement”), among the Company, the Guarantors and the Second Priority Agent, (e) the other Loan Documents as defined, and referred to, in the First Priority Debt Agreement, and (f) the other Collateral Documents as defined, and referred to, in the Second Priority Debt Agreement.

RECITALS

A. The First Priority Creditors have agreed to purchase and/or hold notes or to make loans and other extensions of credit to the Company and the Guarantors pursuant to the First Priority Debt Agreement on the condition, among others, that the First Priority Claims (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by Liens on, and security interests in, the Collateral having the relative priority and interests set forth in this Agreement.

B. The Second Priority Creditors have agreed to purchase and/or hold the Notes issued by the Company from time to time pursuant to the Second Priority Debt Agreement on the condition, among others, that the Second Priority Claims shall be secured by Liens on, and security interests in, the Collateral having the relative priority and interests set forth in this Agreement.

C. The Debt Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined herein shall, except to the extent the context otherwise requires, have the meanings set forth in the Second Priority Debt Agreement (as in effect on the date hereof) or the Second Priority Security Agreement (as in effect on the date hereof), as applicable.

SECTION 1.02. Other Defined Terms.

As used in the Agreement, the following terms shall have the meanings specified below:

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Collateral” shall mean, collectively, all “Collateral” (as defined in each of the First Priority Debt Agreement or any other First Priority Debt Document and the Second Priority Debt Agreement or any other Second Priority Debt Document).

“Collateral Agents” shall mean the First Priority Agent and the Second Priority Agent.

“Company” shall have the meaning assigned to such term in the preamble to this Agreement.

“Debt Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Debt Documents” shall mean the First Priority Debt Documents and the Second Priority Debt Documents.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a).

“Discharge of First Priority Claims” shall mean, subject to Sections 7.02(a) and 7.03(a), (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Debt Documents to the extent constituting First Priority Claims, (b) payment in full in cash of all other First Priority Claims that are due and payable at or prior to the time such principal and interest are paid, (c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First Priority Debt Document) or the entry into arrangements satisfactory to the First Priority Agent and the issuing bank with respect to all letters of credit issued and outstanding under the First Priority Debt Agreement and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Priority Debt Agreement.

“Discharge of Second Priority Claims” shall mean, subject to Section 7.03(b), (a) either (i) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Priority Debt Documents to the extent constituting Second Priority Claims or (ii) legal defeasance or covenant defeasance pursuant to the terms of the applicable Second Priority Debt Document, (b) payment in full of all First Priority Claims acquired by the Second Priority Agent and/or any of the Second Priority Secured Parties as contemplated by Section 10.06 hereof, and (c) payment in full in cash of all other Second Priority Claims that are due and payable at or prior to the time such principal and interest are paid.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Excess Claims” shall have the meaning set forth in the last paragraph of the definition of the term “First Priority Claims”.

“Excess Claims Permitted Actions” shall have the meaning assigned to such term in Section 3.01(c).

“First Priority Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“First Priority Claims” shall mean, subject to the immediately succeeding paragraph, (i) the due and punctual payment of (A) the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the notes, the loans and other advances outstanding under the First Priority Debt Agreement, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Company or the Guarantors under the First Priority Debt Agreement in respect of any letter of credit provided thereunder, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations of the Company and the Guarantors to any of the First Priority Secured Parties under the First Priority Debt Agreement and each of the other First Priority Debt Documents, including fees (including any early termination or prepayment fees), costs, expenses (including fees and expenses of counsel) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the due and punctual performance of all other obligations of the Company and the Guarantors under or pursuant to the First Priority Debt Agreement and each of the other First Priority Debt Documents, and (iii) the due and punctual payment and performance of all the obligations of each other Grantor under or pursuant to the First Priority Debt Agreement and each of the other First Priority Debt Documents.

Notwithstanding the foregoing, to the extent that the sum of (1) the principal amount of any notes, loans or other advances under the First Priority Debt Documents plus (2) the aggregate face amount of any letters of credit issued and undrawn or drawn but not reimbursed under the First Priority Debt Agreement exceeds the Maximum First Priority Indebtedness Amount, then all such amounts in excess of the Maximum First Priority Indebtedness Amount, together with interest on such excess amounts, shall not constitute First Priority Claims (such excess amounts being referred to herein as “Excess Claims”). This Agreement does not constitute the consent by the Second Priority Agent and/or any Second Priority Secured Party to the incurrence or existence of any Excess Claim, or to the provision of collateral security for any Excess Claim, that would constitute a “Default” or “Event of Default” under the Second Priority Debt Agreement, nor does this Agreement constitute a waiver by the Second Priority Agent and/or any Second Priority Secured Party of any such “Default” or “Event of Default”, and nothing in this Agreement shall be interpreted to effect such a consent or waiver.

“First Priority Collateral” shall mean, collectively, all “Collateral”, as defined in the First Priority Debt Agreement or any other First Priority Debt Document, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any First Priority Claims.

“First Priority Creditors” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Priority Debt Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Priority Debt Documents” shall mean the “Loan Documents” (as defined in the First Priority Debt Agreement).

“First Priority Liens” shall mean all Liens on the Shared Collateral securing the First Priority Claims, whether created under the First Priority Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“First Priority Secured Parties” shall mean, at any time, (a) the First Priority Creditors, (b) the First Priority Agent, (c) the issuing bank of the letters of credit issued under the First Priority Debt Agreement, and (d) each other Person to whom any of the First Priority Claims is owed.

“First Priority Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Priority Security Documents” shall mean the First Priority Debt Agreement, the First Priority Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any First Priority Claims or under which rights or remedies with respect to any such Lien are governed.

“Grantors” shall mean the Company and each Guarantor that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Priority Claims or any Second Priority Claims.

“Guarantors” shall mean, collectively, Hub City Tools, Inc. and each of the Company’s other Subsidiaries that have guaranteed, or that may from time to time hereafter guarantee, the First Priority Claims or the Second Priority Claims, whether by executing and delivering the applicable Debt Agreement, a supplement thereto or otherwise, in each case until such guarantee of such Person has been released in accordance with the provisions of the applicable Debt Agreement.

“Indebtedness” shall mean “Indebtedness” (as defined in the First Priority Debt Agreement or the Second Priority Debt Agreement, as applicable).

“Insolvency or Liquidation Proceeding” means:

(i) any case commenced by or against any Grantor under the Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(iii) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or title other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maximum First Priority Indebtedness Amount” shall mean the greater of (i) $30,000,000 and (ii) 10% of the Consolidated Tangible Assets of the Company as of the most recently ended fiscal quarter for which internal financial statements are available at the time of such incurrence (provided that, this clause (ii) shall only apply after the first date on which the Pro Forma Consolidated Leverage Ratio of the Company is less than 3.00:1.00).

For the sake of clarity, (x) the Maximum First Priority Indebtedness Amount is intended to be applicable only to the principal amount of any notes, loans or advances under the First Priority Debt Documents and the aggregate face amount of any undrawn or unreimbursed letters of credit issued thereunder; and (y) all interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) (other than interest on Excess Claims), fees, costs and indemnities which are included under the definition of First Priority Claims shall not be subject to the Maximum First Priority Indebtedness Amount, notwithstanding that such interest, fees, costs and indemnities constitute First Priority Claims hereunder and not Excess Claims.

“New First Priority Agent” shall have the meaning assigned to such term in Section 7.02(a).

“New First Priority Claims” shall have the meaning assigned to such term in Section 7.02(a).

“New First Priority Debt Documents” shall have the meaning assigned to such term in Section 7.02(a).

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.01(a).

“Refinance” shall mean, in respect of any Indebtedness, to refinance, restructure (including by the amendment and restatement of any instrument or agreement evidencing such Indebtedness) or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02(a).

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Priority Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Second Priority Claims” shall mean all “Obligations” (as defined in the Second Priority Security Agreement) of the Grantors under the Second Priority Debt Documents.

“Second Priority Collateral” shall mean, collectively, all “Collateral” (as defined in any Second Priority Debt Document) and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Second Priority Claims.

“Second Priority Creditors” shall mean the “Holders” (as defined in the Second Priority Debt Agreement).

“Second Priority Debt Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Priority Debt Documents” shall mean the “Notes Documents” (as defined in the Second Priority Debt Agreement).

“Second Priority Liens” shall mean all Liens on the Shared Collateral securing the Second Priority Claims, whether created under the Second Priority Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Second Priority Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Priority Release” shall have the meaning assigned to such term in Section 3.05.

“Second Priority Secured Parties” shall mean, at any time, (a) the Second Priority Creditors, (b) the Second Priority Trustee, (c) the Second Priority Agent, and (d) each other Person to whom any of the Second Priority Claims (including indemnification obligations) is owed.

“Second Priority Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Priority Security Documents” shall mean the “Collateral Documents” (as defined in the Second Priority Debt Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Trustee” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Secured Parties” shall mean, as the context may require, the First Priority Secured Parties and/or the Second Priority Secured Parties.

“Security Documents” shall mean the First Priority Security Documents and the Second Priority Security Documents.

“Shared Collateral” shall mean all or any portion of Second Priority Collateral that also secures First Priority Claims.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“Triggering Event” shall mean (a) the acceleration prior to maturity of all or any portion of the Indebtedness then outstanding under the First Priority Debt Agreement, (b) the exercise of any remedy with respect to Liens on the Collateral by the First Priority Agent, (c) a default in any scheduled payment of principal or interest under the Debt Documents which remains uncured or unwaived for a period of 30 days in the aggregate, or (d) the commencement of an Insolvency or Liquidation Proceeding.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.03. Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, replaced, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Company or any other Grantor shall be construed to include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien Priorities

SECTION 2.01. Relative Priorities.

Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien, any First Priority Lien or any Lien that would constitute a First Priority Lien but for the fact that it purportedly secures any Excess Claims, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Debt Document or any other circumstance whatsoever, each Collateral Agent, for itself and on behalf of the Secured Parties on whose behalf it acts in such capacity therefor, hereby agrees that:

(a) so long as the Discharge of First Priority Claims has not occurred, (i) any First Priority Lien on any Shared Collateral now or hereafter held by or for the benefit of any First Priority Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens on any Shared Collateral, and (ii) any Second Priority Lien on any Shared Collateral now or hereafter held by or for the benefit of any Second Priority Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens on any Shared Collateral, and the First Priority Liens on any Shared Collateral shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens on any Shared Collateral for all purposes, whether or not any First Priority Liens on any Shared Collateral are subordinated in any respect to any other Lien held by any Person (other than the Second Priority Secured Parties) securing any other Obligation of the Company, any other Grantor or any other Person; and

(b) so long as the Discharge of Second Priority Claims has not occurred, (i) any Second Priority Lien now or hereafter held by or for the benefit of any Second Priority Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Liens that would have constituted First Priority Liens but for the fact that they secure Excess Claims and (ii) any such Lien now or hereafter held by or for the benefit of any Persons that would otherwise hold First Priority Secured Claims but for the operation of the second paragraph of the definition of the term “First Priority Claims” shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Second Priority Liens, and the Second Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any such Liens for all purposes, whether or not any Second Priority Liens are subordinated in any respect to any other Lien held by any Person (other than the First Priority Secured Parties in respect of the First Priority Claims) securing any other Obligation of the Company, any other Grantor or any other Person.

SECTION 2.02. Prohibition on Contesting Liens.

Each Collateral Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, agrees that it will not, and hereby waives any right to, contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien, any First Priority Lien or any Lien that would constitute a First Priority Lien but for the fact that it purportedly secures any Excess Claims, as the case may be, on the Shared Collateral, and the First Priority Agent, for itself and on behalf of the First Priority Secured Parties, agrees that it will not, and hereby waives any rights to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien on the Collateral not constituting Shared Collateral securing the Second Priority Claims; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement to the extent provided hereby.

SECTION 2.03. No New Liens.

(a) The parties hereto agree that, so long as the Discharge of First Priority Claims has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, (i) grant or permit any additional Liens on any asset of the type subject to a First Priority Lien on the date hereof to secure any Second Priority Claim, unless otherwise waived by the First Priority Agent, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset to secure the First Priority Claims or (ii) grant or permit any additional Liens on any asset to secure any First Priority Claims unless it has granted, or substantially concurrently therewith grants, a Lien on such asset to secure the Second Priority Claims, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Priority Agent or the other First Priority Secured Parties, the Second Priority Agent agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03(a) shall be subject to Section 4.02(a).

Notwithstanding the foregoing, any Grantor may grant or permit Liens on cash or Cash Equivalents to secure the reimbursement obligations on letters of credit constituting First Priority Claims not in excess of the Maximum First Priority Indebtedness Amount without granting a Lien on such cash or Cash Equivalent to secure any other Obligations; provided that, the amount of such cash collateral may not exceed 105% of the face amount of such letters of credit.

(b) The parties hereto agree that, so long as the Discharge of Second Priority Claims has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, grant or permit any additional Liens on any asset to secure any Excess Claims, unless otherwise waived by the Second Priority Agent, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset to secure the Second Priority Claims, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Second Priority Agent or the other Second Priority Secured Parties, each Person that holds Excess Claims agrees that any amounts received by or distributed to any such Person pursuant to or as a result of any Lien granted in contravention of this Section 2.03(b) shall be subject to Section 4.02(b).

SECTION 2.04. Similar Collateral.

The parties hereto acknowledge and agree that it is their intention that the First Priority Collateral constituting Shared Collateral and the Second Priority Collateral constituting Shared Collateral be identical, except as otherwise contemplated in Section 2.03(a). In furtherance of the foregoing, the parties hereto agree to cooperate in good faith in order to determine, upon any reasonable request by the First Priority Agent or the Second Priority Agent, the specific assets included in the First Priority Collateral constituting Shared Collateral and the Second Priority Collateral constituting Shared Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Priority Debt Documents and the Second Priority Debt Documents in respect of the First Priority Claims and the Second Priority Claims, respectively.

ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01. Exercise of Rights and Remedies.

(a) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Priority Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Shared Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Shared Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Priority Agent or any other Second Priority Secured Party except as required pursuant to applicable law; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Priority Secured Parties may file a proof of claim or statement of interest with respect to the Second Priority Claims; (ii) the Second Priority Secured Parties may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be (A) materially adverse to the First Priority Liens or the rights of the First Priority Agent or any other First Priority Secured Party to exercise remedies as secured creditors in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; (iii) the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Shared Collateral or otherwise make any agreements or file any motions pertaining to the Second Priority Claims, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03(a); and (v) subject to Section 3.02(a), the Second Priority Agent and the other Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to any Shared Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Priority Permitted Actions”). Except for the Second Priority Permitted Actions, unless and until the Discharge of First Priority Claims has occurred, the sole right of the Second Priority Agent and the other Second Priority Secured Parties with respect to the Shared Collateral shall be to receive the proceeds of the Shared Collateral, if any, remaining after the Discharge of First Priority Claims has occurred and in accordance with the Second Priority Debt Documents and applicable law.

(b) Notwithstanding anything in this Agreement to the contrary, upon and during the occurrence of a Triggering Event, the Second Priority Secured Parties may, at their sole expense and effort, direct the Second Priority Agent to give notice to the Company and the First Priority Agent, require the First Priority Secured Parties to transfer and assign to the Second Priority Secured Parties (other than the Second Priority Trustee and the Second Priority Agent), without warranty or representation or recourse (other than the representation or warranty that such First Priority Claims are being transferred without any Lien created by the First Priority Secured Parties), all (but not less than all) of the First Priority Claims and First Priority Security Documents (other than any fees that become due as a result of the prepayment of the notes, the loans and the other advances under, or early termination of, the First Priority Debt Agreement); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Priority Secured Parties shall have paid to the First Priority Agent, for the account of the First Priority Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any fees that become due as a result of the prepayment of the notes, the loans and other advances under, or early termination of, the First Priority Debt Agreement (such fees are referred to herein as “Termination Fees”)) plus all the other First Priority Claims then outstanding (which shall include, with respect to the aggregate face amount of the letters of credit outstanding under the First Priority Debt Agreement, an amount in cash as collateral equal to 105% thereof). In order to effectuate the foregoing, the First Priority Agent shall calculate, upon the written request of the Second Priority Agent (acting at the direction of the Second Priority Secured Parties) from time to time, the amount in cash that would be necessary so to purchase the First Priority Claims. If the right set forth in this Section 3.01(b) is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within ten Business Days of the notice set forth in the first sentence of this Section 3.01(b), (2) such purchase of the First Priority Claims shall be exercised pursuant to documentation mutually acceptable to each of the First Priority Agent and the Second Priority Agent (acting at the directions of the Second Priority Secured Parties), and (3) such First Priority Claims shall be purchased pro rata among the Second Priority Secured Parties (other than the Second Priority Trustee and the Second Priority Agent) giving written notice to the Second Priority Agent of their intent to exercise the purchase option hereunder according to such Second Priority Secured Parties’ portion of the Second Priority Claims outstanding on the date of purchase pursuant to this Section. When all letters of credit outstanding under the First Priority Debt Agreement have been cancelled with the consent of the beneficiary thereof, expired or have been fully drawn, any remaining cash collateral will be returned to the Second Priority Secured Parties that exercised their option to purchase (pro rata according to the amount of such First Priority Claims so purchased by such Second Priority Secured Parties). Notwithstanding anything to the contrary herein, if, at any time following the consummation of such transfer and assignment, the Second Priority Secured Parties recover any Termination Fees prior to the first anniversary of the date that such transfer and assignment is consummated, such Second Priority Secured Party shall turn over such fees to First Priority Secured Parties, but only after the principal due in respect of the Indebtedness then outstanding under the Second Priority Debt Agreement together with interest and fees due thereon and all First Priority Claims have been paid in full and prior to the payment of any fees that become due as a result of the prepayment of the Indebtedness then outstanding under the Second Priority Debt Agreement.

(c) So long as the Discharge of First Priority Claims has occurred and the Discharge of Second Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Priority Agent and the other Second Priority Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Shared Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Shared Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of any Person that holds Excess Claims; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any such Person may file a proof of claim or statement of interest with respect to the Excess Claims; (ii) any such Person may take any action to preserve or protect the validity and enforceability of the Liens that would have constituted First Priority Liens but for the fact that such Liens secure Excess Claims, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Second Priority Liens or the rights of the Second Priority Agent or any other Second Priority Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of such Liens provided in Section 3.05; (iii) any such Person may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Person, including any claims secured by the Shared Collateral or otherwise make any agreements or file any motions pertaining to the Excess Claims, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) any such Person may exercise rights and remedies as unsecured creditors, as provided in Section 3.03(b) (the actions described in this proviso being referred to herein as the “Excess Claims Permitted Actions”). Except for the Excess Claims Permitted Actions, unless and until the Discharge of Second Priority Claims has occurred, the sole right of any Person holding Excess Claims with respect to the Shared Collateral shall be to receive the proceeds of the Shared Collateral, if any, remaining after the occurrence of the Discharge of First Priority Claims and the Discharge of the Second Priority Claims and in accordance with the agreements, instruments and other documents evidencing or governing the Excess Claims and applicable law.

(d) The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties hereby acknowledges and agrees that no covenant, agreement or restriction contained in any agreement, instrument or other document that evidences or governs any Excess Claims (other than the provisions of this Agreement that inure to the benefit of the First Priority Secured Parties) shall be deemed to restrict in any way the rights and remedies of the Second Priority Agent or the other Second Priority Secured Parties with respect to the Shared Collateral as set forth in this Agreement and the other Second Priority Debt Documents.

SECTION 3.02. No Interference.

(a) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that, so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Priority Secured Parties will not, except for Second Priority Permitted Actions, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Shared Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Priority Agent or any other Second Priority Secured Party is a party) or (B) commence or join with any Person (other than the First Priority Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that none of the Second Priority Secured Parties may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, until a period of 180 days has elapsed since the date on which the Second Priority Agent has delivered to the First Priority Agent written notice of the occurrence of an Event of Default under the Second Priority Debt Agreement (the “Standstill Period”); provided further, however, that (1) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Priority Agent or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Shared Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Priority Agent or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Shared Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Priority Agent by the First Priority Agent) and (2) after the expiration of the Standstill Period, so long as neither the First Priority Agent nor the First Priority Secured Parties have commenced any action to enforce their Lien on any material portion of the Shared Collateral, in the event that and for so long as the Second Priority Secured Parties (or the Second Priority Agent on their behalf) have commenced any actions to enforce their Lien with respect to any Shared Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Priority Secured Parties nor the First Priority Agent shall take any action of a similar nature with respect to such Shared Collateral; provided that all other provisions of this Agreement (including the turnover provisions of Article IV) are complied with.

(b) Each Person that holds Excess Claims agrees that, so long as the Discharge of Second Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, such Person will not, except for Excess Claims Permitted Actions, (A) enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Shared Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which such Person is a party) or (B) commence or join with any Person (other than the Second Priority Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action). For the sake of clarity, the foregoing provisions of this Section 3.02(b) shall only apply to the exercise of rights and remedies by the holders of Excess Claims in such capacity and shall not be applicable to the First Priority Secured Parties in respect of their exercise of rights and remedies with respect to their First Priority Claims.

SECTION 3.03. Rights as Unsecured Creditors.

(a) The Second Priority Agent and the other Second Priority Secured Parties may, in accordance with the terms of the Second Priority Debt Documents and applicable law, enforce rights and exercise remedies against any Grantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing sentence, the Second Priority Secured Parties shall be entitled to prosecute litigation against any Grantor or any other Person liable in respect of the Second Priority Claims, notwithstanding whether any Standstill Period is then in effect, but shall be prohibited from taking any action to enforce any judgment until the lapse of any applicable Standstill Period. Nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any other Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise in contravention of this Agreement by the Second Priority Agent or any other Second Priority Secured Party of rights or remedies as a secured creditor (including any right of setoff) against Shared Collateral or enforcement in contravention of this Agreement of any Second Priority Lien against Shared Collateral (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor).

(b) Each Person that holds Excess Claims may, in accordance with the terms of the agreements, instruments and other documents evidencing or governing the Excess Claims and applicable law, enforce rights and exercise remedies against any Grantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any such Person of the required payments of principal, premium, interest, fees and other amounts due under such agreements, instruments and other documents so long as such receipt is not the direct or indirect result of the enforcement or exercise in contravention of this Agreement by any such Person of rights or remedies as a secured creditor (including any right of setoff) against Shared Collateral or enforcement in contravention of this Agreement of any Lien against Shared Collateral that would constitute a First Priority Lien but for the fact that it purportedly secures any Excess Claims (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor).

SECTION 3.04. Automatic Release of Second Priority Liens.

If, in connection with (i) any Disposition of any Shared Collateral permitted under the terms of the First Priority Debt Documents or (ii) the enforcement or exercise of any rights or remedies by any First Priority Secured Party with respect to the Shared Collateral, including any Disposition of Shared Collateral, the First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Priority Claims (in each case, a “Release”), other than any such Release granted following (and not as a condition to) the Discharge of First Priority Claims, then the Second Priority Liens on such Shared Collateral, or the obligations of such Guarantor under its guarantee of the Second Priority Claims, as applicable, shall be automatically, unconditionally and simultaneously released, and the Second Priority Agent shall, upon written request, for itself and on behalf of the other Second Priority Secured Parties, promptly execute and deliver to the First Priority Agent, the Company or such Guarantor such termination statements, releases and other documents as the First Priority Agent or the Company or such Guarantor may reasonably request and provide to effectively confirm such Release, in each case, at the sole cost and expense of the Company or the applicable Guarantor; provided that, in the case of a Disposition of Shared Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral) or a Release of a Guarantor from its Notes Guarantee (as defined in the Second Priority Debt Agreement as in effect on the date hereof) (other than any such Release in connection with the enforcement or exercise of any rights or remedies with respect to all of the Capital Stock of such Guarantor or all or substantially all of its assets), the Second Priority Liens or the applicable Notes Guarantee(s) shall not be so released if such Disposition or such Release is not permitted under the terms of the Second Priority Debt Agreement.

SECTION 3.05. Automatic Release of First Priority Liens.

If, in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral after the expiration of the Standstill Period that is permitted in accordance with clause (2) of the second proviso to Section 3.02(a), including any Disposition of Shared Collateral, the Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Second Priority Claims (in each case, a “Second Priority Release”), then the First Priority Liens on such Shared Collateral, and the obligations of such Guarantor under the First Priority Claims, shall be automatically, unconditionally and simultaneously released, and the First Priority Agent shall, for itself and on behalf of the other First Priority Secured Parties, promptly execute and deliver to the Second Priority Agent, the Company or such Guarantor such termination statements, releases and other documents as the Second Priority Agent, the Company or such Guarantor may reasonably request to effectively confirm such release, in each case, at the sole cost and expense of the Company or such Guarantor; provided that so long as the Discharge of First Priority Claims has not occurred, the proceeds of, or payments with respect to, any Second Priority Release that are received by the Second Priority Agent or any other Second Priority Secured Party, shall be segregated and held in trust and forthwith transferred or paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in accordance with Section 4.02(a).

SECTION 3.06. Notification of Release of Collateral.

Each of the First Priority Agent and the Second Priority Agent shall give the other prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

SECTION 3.07. Automatic Release of Liens with respect to Excess Claims.

If, after the Discharge of First Priority Claims has occurred, there is a Second Priority Release, then the Liens securing the Excess Claims on such Collateral, and the obligations of such Guarantor under its guarantee of the Excess Claims, shall be automatically, unconditionally and simultaneously released, and the First Priority Agent shall, for itself and on behalf of the other First Priority Secured Parties, promptly execute and deliver to the Second Priority Agent, the Company or such Guarantor such termination statements, releases and other documents as the Second Priority Agent, the Company or such Guarantor may reasonably request to effectively confirm such release, in each case, at the sole cost and expense of the Company or such Guarantor.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds.

Any Shared Collateral or proceeds thereof received by any Secured Party or by any Person that holds Excess Claims in connection with any Disposition of, or collection on, such Shared Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied as follows:

first, to the payment of the reasonable out-of-pocket costs and expenses of the applicable Secured Party in connection with such enforcement or exercise that is permitted hereunder,

second, after all such costs and expenses have been paid in full in cash, to the payment of the First Priority Claims,

third, after all such costs and expenses have been paid in full in cash and the Discharge of First Priority Claims has occurred, to the payment of the Second Priority Claims, and fourth, after all such costs and expenses have been paid in full in cash, the Discharge of First Priority Claims has occurred and the Discharge of Second Priority Claims has occurred, to the payment of any Excess Claims.

After all such costs and expenses have been paid in full in cash, the Discharge of First Priority Claims has occurred, the Discharge of Second Priority Claims has occurred and all Excess Claims have been paid in full, any surplus Shared Collateral or proceeds then remaining shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 4.02. Payment Over.

(a) So long as the Discharge of First Priority Claims has not occurred, any Shared Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03(a)) knowingly received by any Second Priority Secured Party in connection with any Disposition of, or collection on, such Shared Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Shared Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received, without recourse, representation or warranty (other than a representation of the Second Priority Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Claims occurs, the Second Priority Agent, for itself and on behalf of each other Second Priority Secured Party, hereby appoints the First Priority Agent, and any officer or agent of the First Priority Agent, with full power of substitution, the attorney-in-fact of each Second Priority Secured Party for the purpose of carrying out the provisions of this Section 4.02(a) and taking any action and executing any instrument that the First Priority Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(a), which appointment is irrevocable and coupled with an interest.

(b) So long as the Discharge of First Priority Claims has occurred and the Discharge of Second Priority Claims has not occurred, any Shared Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03(b)) received by any Person that holds Excess Claims in connection with any Disposition of, or collection on, such Shared Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Shared Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the Second Priority Agent for the benefit of the Second Priority Secured Parties in the same form as received, without recourse, representation or warranty (other than a representation of the Second Priority Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. After the Discharge of First Priority Claims and until the Discharge of Second Priority Claims occurs, each Person that holds any Excess Claims hereby appoints the Second Priority Agent, and any officer or agent of the Second Priority Agent, with full power of substitution, the attorney-in-fact of each such Person for the purpose of carrying out the provisions of this Section 4.02(b) and taking any action and executing any instrument that the Second Priority Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(b), which appointment is irrevocable and coupled with an interest.

SECTION 4.03. Certain Agreements with Respect to Unenforceable Liens.

(a) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Shared Collateral is not enforceable for any reason, then the Second Priority Agent and the Second Priority Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Shared Collateral subject to an enforceable Lien in favor of the Second Priority Secured Parties or any proceeds thereof shall (for so long as the Discharge of First Priority Claims has not occurred) be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received, without recourse, representation or warranty (other than a representation of the Second Priority Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Shared Collateral is not enforceable for any reason, then Persons holding any Excess Claims agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Shared Collateral or any proceeds thereof shall (for so long as so long as the Discharge of First Priority Claims has occurred and the Discharge of Second Priority Claims has not occurred) be segregated and held in trust and forthwith paid over to the Second Priority Agent for the benefit of the Second Priority Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of any such Person that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

ARTICLE V

Bailment for Perfection of Certain Security Interests

SECTION 5.01. Bailment for Perfection of Certain Security Interests.

(a) The First Priority Agent agrees that if it shall at any time hold a First Priority Lien on any Shared Collateral that can be perfected or the priority of which can be enhanced by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held or of the notation on such Lien on certificates of title, and if such Shared Collateral or any such account is in fact in the possession or under the control of the First Priority Agent or of agents or bailees of the First Priority Agent or such notation is in fact in the name of the First Priority Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Priority Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Priority Debt Documents and subject to the terms and conditions of this Article V, also (i) hold and/or maintain control of, and act as secured party on, such Pledged or Controlled Collateral as gratuitous bailee for and representative of, or as agent for, the Second Priority Agent, (ii) with respect to any securities accounts included in the Collateral, have “control” (within the meaning of Section 8-106(d)(3) of the UCC) of such securities accounts on behalf of the Second Priority Agent and (iii) with respect to any deposit accounts included in the Collateral, act as agent for the Second Priority Agent and any assignee.

(b) So long as the Discharge of First Priority Claims has not occurred, the First Priority Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Priority Debt Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Priority Agent to the Second Priority Agent and the other Second Priority Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee and representative in accordance with this Article V. Without limiting the foregoing, the First Priority Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Priority Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Priority Secured Party, the Second Priority Agent or any other Second Priority Secured Party.

(c) Upon the Discharge of First Priority Claims, the First Priority Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Priority Claims are outstanding at such time, to the Second Priority Agent, (ii) if no Second Priority Claims are outstanding at such time and any Excess Claims are outstanding at such time, to the Persons holding such Excess Claims, and (iii) if no Second Priority Claims and no Excess Claims are outstanding at such time, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Priority Agent agrees, at the sole cost and expense of the Grantors, to take all actions in its power as shall be reasonably requested by the Second Priority Agent to permit the Second Priority Agent to obtain, for the benefit of the Second Priority Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

(d) After the Discharge of First Priority Claims and upon the Discharge of Second Priority Claims, the Second Priority Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if any Excess Claims are outstanding at such time, to Persons holding such Excess Claims, and (ii) if no Excess Claims are outstanding at such time, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the Second Priority Agent agrees, at the sole cost and expense of the Grantors, to take all actions in its power as shall be reasonably requested by the Persons holding any Excess Claims to permit such Persons to obtain a first priority security interest in the Pledged or Controlled Collateral.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Finance and Sale Matters.

(a) Until the Discharge of First Priority Claims has occurred, the Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Priority Secured Parties:

(i) will not oppose or object to the use of any Shared Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing provided to any Grantor, whether provided by the First Priority Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens on any Shared Collateral securing any DIP Financing (“DIP Financing Liens”), unless the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens on the Shared Collateral, the Second Priority Agent will, for itself and on behalf of the other Second Priority Secured Parties, subordinate the Second Priority Liens on the Shared Collateral to the First Priority Liens on the Shared Collateral, if applicable, and the DIP Financing Liens on the terms of this Agreement (and each Person holding any Excess Claims will subordinate its Liens securing such Excess Claims to the Second Priority Claims, the First Priority Liens and the DIP Financing Liens on the terms of this Agreement);

(iii) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral constituting Shared Collateral as described in clause (i) above or a DIP Financing, will not request adequate protection with respect to any Shared Collateral or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens;

(iv) will not oppose or object to any Disposition of any Shared Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Priority Secured Parties, or a representative authorized by the First Priority Secured Parties, shall consent to such Disposition; and

(v) if, in connection with an cash collateral use or DIP Financing, any Liens on the Shared Collateral held by the First Priority Secured Parties are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Shared Collateral of the Second Lien Secured Parties will also be subordinated to such interest or claim and will remain subordinated to the Liens on the Shared Collateral of the First Priority Secured Parties consistent wit this Agreement.

(b) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that no Second Priority Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Priority Agent or any other First Priority Secured Party for adequate protection with respect to the Shared Collateral in respect of any First Priority Claims or (ii) any objection, based on a claim of a lack of adequate protection relating to any Shared Collateral in respect of any First Priority Claims, by the First Priority Agent or any other First Priority Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral constituting Shared Collateral, (A) any First Priority Secured Party is granted adequate protection with respect to the Shared Collateral or any other assets in the form of a Lien on additional collateral, the Second Priority Agent may, for itself and on behalf of the other Second Priority Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (B) any Second Priority Secured Party is granted adequate protection in the form of a Lien on additional collateral (other than additional collateral that are of the type of assets that constitute Collateral not consisting of Shared Collateral), the First Priority Agent shall, for itself and on behalf of the other First Priority Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Priority Claims.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Priority Secured Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the First Priority Claims, does not exceed the sum of (x) the Maximum First Priority Indebtedness Amount and (y) an amount equal to 10% of the amount determined under clause (x) of this Section 6.01(c), and the Second Priority Secured Parties shall not be prohibited from objecting to (1) any aspect of a DIP Financing relating to any provision or content of a plan of reorganization or any sub rosa plan or (2) any DIP Financing if the Second Priority Secured Parties do not receive replacement Liens on all post-petition assets of any Grantor in which any of the First Priority Secured Parties obtain a replacement Lien (to the extent that such assets constitute Shared Collateral), in each case with the same priority as existed prior to such Insolvency or Liquidation Proceeding.

(d) Notwithstanding anything to the contrary, the Second Priority Secured Parties retain their rights under the Bankruptcy Code to make post-petition financing proposals and such proposals shall not be deemed to be an objection to any other DIP Financing proposals and the First Priority Liens shall be subordinated to the Liens on the Shared Collateral of such post-petition financings (which for the avoidance of doubt shall not include the Second Priority Liens) on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement; provided that, the First Priority Secured Parties shall reserve the right to oppose or object to such post-petition financing proposals.

SECTION 6.02. Relief from the Automatic Stay.

The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that, so long as the Discharge of First Priority Claims has not occurred, no Second Priority Secured Party shall, without the prior written consent of the First Priority Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Shared Collateral, any proceeds thereof or any Second Priority Lien on the Shared Collateral.

SECTION 6.03. Reorganization Securities.

If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor that previously constituted Shared Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the First Priority Claims, the Second Priority Claims and any Excess Claims, then, to the extent the debt obligations distributed on account of the First Priority Claims, on account of the Second Priority Claims and on account of any Excess Claims are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations on such property.

SECTION 6.04. Post-Petition Interest.

(a) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees that no Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Agent or any other First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Shared Collateral subject to the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Shared Collateral).

(b) The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, agrees that the Second Priority Agent or any other Second Priority Secured Party may make a claim for allowance in any Insolvency or Liquidation Proceeding of Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of (x) the Second Priority Liens on the Shared Collateral (provided, however, that (i) if the First Priority Secured Parties shall have made any such claim, such claim shall have also have been approved prior to, or will be approved contemporaneous with, the approval of any such claim by any Second Priority Secured Party and (ii) each First Priority Secured Party may oppose or seek to challenge any such claim) and (y) other Liens on the Collateral not constituting Shared Collateral.

SECTION 6.05. Certain Waivers by the Second Priority Secured Parties.

The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, waives any claim any Second Priority Secured Party may hereafter have against any First Priority Secured Party arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.

SECTION 6.06. Certain Voting Matters.

Each of the First Priority Agent, on behalf of the First Priority Secured Parties and the Second Priority Agent on behalf of the Second Priority Secured Parties, agrees that the First Priority Liens and the Second Priority Liens on the Shared Collateral constitute two separate and distinct grants of Liens that must be separately classified in any plan of reorganization in any Insolvency or Liquidation Proceeding. Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Priority Agent or the Second Priority Secured Parties to vote on any plan of reorganization that maintains the lien subordination provisions of this Agreement or of either the First Priority Secured Parties or Second Priority Secured Parties to contest any plan of reorganization that does not maintain the lien subordination provisions of this Agreement.

ARTICLE VII

Other Agreements

SECTION 7.01. Matters Relating to Debt Documents.

The Second Priority Agent agrees that the Second Priority Debt Agreement and each Second Priority Security Document shall contain the provisions set forth on Annex I hereto or similar provisions thereto. The First Priority Agent agrees that the First Priority Debt Agreement and each First Priority Security Document shall contain the provisions set forth on Annex I hereto or provisions similar thereto.

SECTION 7.02. Effect of Refinancing of Indebtedness under Debt Documents.

(a) If, substantially contemporaneously with the Discharge of First Priority Claims, the Grantors Refinance Indebtedness outstanding under the First Priority Debt Documents and provided that (x) such Refinancing is not prohibited by the Second Priority Debt Agreement and (y) the Company or the First Priority Agent gives to the Second Priority Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02(a) to such Refinancing Indebtedness, then (i) such Discharge of First Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the documents evidencing such Indebtedness (the “New First Priority Claims”) shall automatically be treated as First Priority Claims for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the agreement and the other documents evidencing such Refinancing Indebtedness (the “New First Priority Debt Documents”) shall automatically be treated as the First Priority Debt Agreement and the First Priority Debt Documents and, in the case of New First Priority Debt Documents that are security documents pursuant to which any Grantor has granted a Lien to secure any New First Priority Claim, as the First Priority Security Documents for all purposes of this Agreement, (iv) the collateral agent under the New First Priority Debt Documents (the “New First Priority Agent”) shall be deemed to be the First Priority Agent for all purposes of this Agreement and (v) the lenders under the New First Priority Debt Documents shall be deemed to be the First Priority Creditors for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Priority Agent, the Second Priority Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Priority Agent may reasonably request in order to provide to the New First Priority Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Company shall cause the agreement, document or instrument pursuant to which the New First Priority Agent is appointed to provide that the New First Priority Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Priority Claims are secured by assets of the Grantors that do not also secure the Second Priority Claims, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Priority Claims.

(b) If the Second Priority Claims are Refinanced and (x) such Refinancing is not prohibited hereby and (y) the Company or the Second Priority Agent gives to the First Priority Agent written notice (including the identity of the new Second Priority Agent) of such Refinancing, then the First Priority Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) necessary to provide to the new Second Priority Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

SECTION 7.03. Reinstatement.

If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to (a) the First Priority Claims previously made shall be rescinded for any reason whatsoever, then the First Priority Claims shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties provided for herein and (b) the Second Priority Claims previously made shall be rescinded for any reason whatsoever and the Discharge of First Priority Claims shall, subject to (for the avoidance of doubt) the immediately preceding clause (a), have occurred, then the Second Priority Claims shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Second Priority Secured Parties and any Person that holds Excess Claims provided for herein solely with respect to any Excess Claims and for the avoidance of doubt, not with respect to any First Priority Claims.

SECTION 7.04. Authorization of Collateral Agents.

By accepting the benefits of this Agreement and the other First Priority Security Documents, each First Priority Secured Party hereby (a) authorizes the First Priority Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith and (b) agrees to be bound to the terms hereof to the extent that it holds any Excess Claims. By accepting the benefits of this Agreement and the other Second Priority Security Documents, each Second Priority Secured Party hereby authorizes the Second Priority Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 7.05. Further Assurances.

Each of the First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, the Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, each Person that holds any Excess Claims, and each Grantor party hereto, for itself and on behalf of its Subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Agent or the Second Priority Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

ARTICLE VIII

Representations and Warranties

SECTION 8.01. Representations and Warranties of Each Party.

Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority (except (A) to the extent already obtained or made, (B) to the extent obtained or made on the date hereof or (C) as contemplated hereby) and (ii) will not violate any provision of applicable law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any applicable order of any governmental authority or any provision of any indenture, material agreement or other material instrument applicable to or binding upon such party.

SECTION 8.02. Representations and Warranties of Each Collateral Agent.

Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized or directed by the Secured Parties under and as defined in the First Priority Debt Agreement or the Second Priority Security Agreement, as applicable, to enter into this Agreement.

ARTICLE IX

No Reliance; No Liability; Obligations Absolute

SECTION 9.01. No Reliance; Information.

The First Priority Secured Parties and the Second Priority Secured Parties shall have no duty to disclose to any Second Priority Secured Party or to any First Priority Secured Party, respectively, any information relating to the Company or any of the Grantors, or any other circumstance bearing upon the risk of nonpayment of any of the First Priority Claims or the Second Priority Claims, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Priority Secured Party or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Priority Secured Party or any First Priority Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 9.02. No Warranties or Liability.

(a) The First Priority Agent, for itself and on behalf of the other First Priority Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Priority Agent nor any other Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Priority Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Priority Agent nor any other First Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Priority Agent and the other Second Priority Secured Parties shall have no express or implied duty to the First Priority Agent or any other First Priority Secured Party, and the First Priority Agent and the other First Priority Secured Parties shall have no express or implied duty to the Second Priority Agent or any other Second Priority Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Priority Debt Document and any Second Priority Debt Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, agrees no First Priority Secured Party shall have any liability to the Second Priority Agent or any other Second Priority Secured Party, and hereby waives any claim against any First Priority Secured Party, arising out of any and all actions which the First Priority Agent or the other First Priority Secured Parties may take or permit or omit to take with respect to (i) the First Priority Debt Documents (other than this Agreement), (ii) the collection of the First Priority Claims or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

SECTION 9.03. Obligations Absolute.

The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Priority Agent and the other First Priority Secured Parties and the Second Priority Agent and the other Second Priority Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Claims, it being specifically acknowledged that a portion of the First Priority Claims consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Debt Document;

(d) the securing of any First Priority Claims or Second Priority Claims with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Priority Claims or Second Priority Claims;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims or this Agreement, or any of the Second Priority Secured Parties in respect of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices.

(a) Notices and other communications provided for herein shall be in writing in the English language (or accompanied by a certified translation) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to the First Priority Agent, to SWEPI, LP 150-C North Dairy Ashford, Houston, Texas, 77079, Attention: Christiaan Huizer (Fax No. 1 832-337-0061), with a copy to SWEPI, LP 150-C North Dairy Ashford, Houston, Texas, 77079, Attention: Tracy Page; and

(ii) if to the Second Priority Agent, to Wilmington Trust, National Association, 246 Goose Lane, Suite 105, Guilford, Connecticut 06437, Attention: Green Field Energy Administration (Fax No. (203) 453-1183).

(b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to between the parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

(c) The First Priority Agent and the Second Priority Agent agree to use diligent efforts to provide each other with copies of any notices of default or acceleration or similar notices which they give to the Company or any Grantor under the First Priority Debt Documents and Second Priority Debt Documents respectively; provided, however, that in the event that either of such parties fails to provide the other with such notice, such failure shall not affect their respective obligations hereunder or the effectiveness of any such notice.

SECTION 10.02. Conflicts.

IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE OTHER DEBT DOCUMENTS, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

SECTION 10.03. Effectiveness; Survival; Termination.

This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Second Priority Agent, for itself and on behalf of the other Second Priority Secured Parties, hereby waives any and all rights the Second Priority Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. This Agreement shall terminate and be of no further force and effect:

(i) with respect to the Second Priority Agent, the Second Priority Secured Parties and the Second Priority Claims (subject to compliance with its obligations to take certain actions upon Discharge of the Second Priority Claims pursuant to Article V), upon the later of (1) the date upon which the Obligations under the Second Priority Debt Agreement terminate if there are no other Second Priority Claims outstanding on such date and (2) if there are other Second Priority Claims outstanding on such date, the date upon which such Second Priority Claims terminate; and

(ii) with respect to the First Priority Agent, the First Priority Secured Parties and the First Priority Claims (subject to Section 7.02(a) and compliance with its obligations to take certain actions upon Discharge of the First Priority Claims pursuant to Article V), the date of Discharge of First Priority Claims.

SECTION 10.04. Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.05. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Priority Agent and the Second Priority Agent.

SECTION 10.06. Postponement of Subrogation.

The Second Priority Agent agrees that no payment or distribution to any First Priority Secured Party pursuant to the provisions of this Agreement shall entitle any Second Priority Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Priority Claims shall have occurred. Following the Discharge of First Priority Claims, each First Priority Secured Party agrees to execute such documents, agreements, and instruments as any Second Priority Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Priority Claims resulting from payments or distributions to such First Priority Secured Party by such Person.

SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PARTY.

(c) EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.01(a) ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.

(d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 10.08. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.09. Parties in Interest.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Priority Secured Parties and Second Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.10. Specific Performance.

Each Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 10.11. Headings.

Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including e-mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.13. Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand. None of the Company, any other Grantor, any Guarantor or any other creditor thereof shall have any rights, and none of the Company, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Priority Claims and the Second Priority Claims as and when the same shall become due and payable in accordance with their terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST PRIORITY AGENT

SWEPI, LP as First Priority Agent

By:	/s/ Joseph E. Creamer
Name:	Joseph E. Creamer
Title:	UA CP Wells Manager- Americas

SECOND PRIORITY AGENT

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Priority Agent

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Secured Party holding or otherwise controlling Collateral (the “Controlling Secured Party”) does so as bailee (under the UCC) for and on behalf of the other Secured Parties which have a Lien on such Collateral, and each Controlling Secured Party is hereby authorized to and may turn over, upon request therefor, to (i) the First Priority Agent (if the Second Priority Agent or any other Second Priority Secured Party is the Controlling Secured Party) or (ii) the Second Priority Agent (if the First Priority Agent or any First Priority Secured Party is the Controlling Secured Party), any such Collateral, after all obligations and indebtedness of the undersigned to such Controlling Secured Party shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Agreement, it is not a party hereto and does not and will not receive any right, benefit, priority or interest under, or because of the existence of, the foregoing Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Secured Parties to effectuate the provisions and purposes of the foregoing Agreement.

GREEN FIELD ENERGY SERVICES, INC.,
a Delaware corporation

By:	/s/ Earl J. Blackwell
Name:	Earl J. Blackwell
Title:	Chief Financial Officer/ Secretary

HUB CITY TOOLS, INC., a Louisiana limited liability company

By:	/s/ Earl J. Blackwell
Name:	Earl J. Blackwell
Title:	Chief Financial Officer/ Secretary

ANNEX I

“Notwithstanding anything herein to the contrary, at any time the Intercreditor Agreement is in effect, the security interest and lien granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement, dated as of             , 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between SWEPI, LP, in its capacity as collateral agent for, and acting on behalf of, the First Priority Secured Parties identified therein and Wilmington Trust, National Association, in its capacity as collateral agent for, and acting on behalf of, the Second Priority Secured Parties identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect.”